FORM 8-K








Wednesday February 3rd, 2021

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934









Date of report (Date of earliest event report:



Wednesday February 3rd, 2021












Access-Power, & Co., INC
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069





IRS Employer Identification No: 59-3420985


(Address of Principal Executive Officers)

Access-Power & Co., Inc.
PO BOX 598
Grand Haven, MI  49417




Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant's Certifying Accountant

Dear Shareholders of ACCR and Commissioners of the SEC,

The BOD of ACCR has decided to remove H&R Block as the Company's Accountant. HR Block will continue to do our taxes.
However, at this time, we officially clean up our CLEAN SHELL so that we can insert a PCAOB certified accountant/cpa later in this year.

We plan to re-file our FORM 10 after we become PINK OTC Current.

Our lawyer Steve Mills has confided in me a SECRET.  He is one
AWESOME lawyer, and we are so happy he is on board my plan.

Patrick

ITEM 8.01 Other Matters

Dear Shareholders of ACCR and Commissioners of the SEC,

ACCR is a clean shell. We are in the process of re-applying to become OTC CURRENT again with OTC Markets. Everything required for the application is emailed in. If our application is approved. OTC Markets informs us that we will proceed to the next step.

We are in a wait mode with them at this moment.

In other fantastic news...

The Company received personal capital paid-in contribution for the month of February 2020. All of the Company's expenses are paid in full for the
current month on an audited basis.   It was a $5,000.00 capital paid in
donation by our Director.

CASH ON HAND 2/3/2021:  $31,579.18

AS 300,000,000
OS 300,000,000
PATRICK 62.3281% of all common stock (all of it is federally restricted.) We have a LOCKUP agreement in place which expires in March 2022.
We ARE A CLEAN SHELL.
https://www.otcmarkets.com/stock/ACCR/security

We own assets.

Some are physical assets and some are mental assets. We recently completed a complete audit of our existence during our Dark years. I was in control as of March 1, 2012 .

We have succeeded in establishing a continuation of RETAINED
EARNINGs, and on this principle, we will become PCAOB auditable. We just have to pay their fee for the audit.

We have to hire a cpa, or bring in a private company that already their own PCAOB. Steve knows what do to, and will upload our attorney letter required with OTC Markets.

For now, we seek a PCAOB. Here is the website: https://pcaobus.org. We know what we need to do to reregister our shares with the FORM 10. This will happen with the merger of any incoming private company t hat is looking to go public today.

We love to DREAM... so let's make our dreams turn into reality.

Sincerely with love as your  largest  Shareholder,

Patrick J Jensen
Director of ACCR
Access-Power & Co., Inc.
Wednesday February 3rd, 2021


The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.

Wednesday January 27, 2021


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